MOJO Announces Share Repurchase Program

Jersey City, NJ (November 4, 2019) - MOJO Organics, Inc. (OTCPink: MOJO), developer of beverage brands that are Non GMO Project Verified, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up 1,000,000 shares of its outstanding common stock from time to time commencing January 1, 2020 and ending on December 31, 2020, subject to market conditions.

"MOJO’s Board of Directors and management team believe that the market currently undervalues our core business," commented Glenn Simpson, CEO of MOJO. "The share repurchase program provides us with flexibility to repurchase stock over time if market conditions persist."

Under the share repurchase program, the Company may periodically repurchase its common stock through open market transactions, privately negotiated transactions, block trades or any combination thereof in compliance with applicable securities laws and the Company’s insider trading policy. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume, and general market conditions, along with MOJO’s working capital requirements and general business conditions. The share repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About MOJO Organics, Inc.

MOJO Organics, Inc. ("MOJO") engages in new product development, production, marketing, distribution and sales of beverage brands that are natural and Non GMO Project Verified. For more information about MOJO, visit http://www.mojoorganicsinc.com/.

Safe Harbor Statement

Statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning the share repurchase program and market valuations of MOJO’s business and assets.

Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which MOJO operates; failure to popularize one or more of the marketplace platforms of MOJO; inability to finance growth initiatives in a timely manner; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in MOJO’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and MOJO assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SOURCE MOJO Organics, Inc.

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